Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN,
PRESIDENT
(515) 232-6251

August 8, 2012

AMES NATIONAL CORPORATION
DECLARES A CASH DIVIDEND

AMES, IOWA - Ames National Corporation will pay a cash dividend of $0.15 per share, payable on November 15, 2012 to shareholders of record as of November 1, 2012.

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO.  The Company’s affiliate banks include:  First National Bank, Ames, Iowa; Boone Bank & Trust Co., Boone, Iowa; State Bank & Trust Co., Nevada, Iowa; Reliance State Bank, Story City, Iowa; and United Bank & Trust NA, Marshalltown, Iowa.  Additional information about the Company can be found at www.amesnational.com.